UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 14, 2014

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EPL OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam Street, Suite 1600, Houston, Texas 77002

Registrant’s telephone number, including area code: (713) 228-0711

Not Applicable
Former name or former address, if changed since last report

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Mr. Benjamin Marchive

On August 14, 2014, Mr. Benjamin Marchive notified the Board of Directors of Energy XXI (Bermuda) Limited, an exempted company under the laws of Bermuda (“Energy XXI”), of his resignation as President of EPL Oil & Gas, Inc., a Delaware corporation (“EPL”), as well as from all other positions currently held as officer, director, trustee or any position with subsidiaries or affiliates of EPL, effective October 1, 2014. Mr. Marchive indicated that his decision to retire was not a result of any disagreement with EPL on any matter relating to its operations, policies or practices.

Change in Title

The Board of Directors of EPL will appoint Antonio de Pinho, currently serving as Executive Vice President of EPL, as President of EPL and its subsidiaries, to be effective October 1, 2014. Mr. Pinho, 47, has served as Executive Vice President of EPL since June 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPL Oil & Gas, Inc.

	By:	/s/ Rick Fox
Rick Fox
August 19, 2014		Chief Financial Officer